Exhibit 99.2

Wag! Survey Reveals People Returning To Work Will Miss Their Dog More Than Kids Or Spouse

 NEWS PROVIDED BY

 Wag!

 Mar 15, 2022, 09:30 ET

SAN FRANCISCO, March 15, 2022 /PRNewswire/ -- In honor of National Puppy Day (March 23), Wag! surveyed pet parents across the nation, as millions of people are gearing up to return to work over the next few weeks, either full-time or hybrid. As life begins to return to some normalcy and more pet parents return to the workplace, the stress and anxiety are building of what to do with our four-legged family members who have become accustomed to having their human at home.

Wag! polled 1,001 respondents, and found that nearly half of dog parents returning to work (41%) said that they'll miss their dogs even more than their kids or spouses. And for new dog parents who adopted during the pandemic, 76% are nervous about pet care challenges upon returning to work in-person.

Some other key highlights include:

•	Dogs are the best medicine: 93% say parenting a dog has provided them mental health support, and 48% say that dog parenting has decreased their anxiety.

•	Puppy love is real: 37% say that the most surprising thing about parenting a new puppy was the overwhelming amount of love for their new friend

•	Despite the joy of parenting a new dog, the time and effort required is a big surprise: 37% said that the amount of love for their new puppy is the top surprise for new puppy parents, but close behind is how much training is needed.

•	Pet insurance is the single biggest challenge for new dog parents: 63% of respondents expressed surprise at how much time, effort and money was required for pet insurance, more than any other challenge of becoming a new pet parent

•	Travel is Tricky: 28% travel frequently with their dog(s), and another 29% say they would travel more if they could take their dog(s).

For more information visit Wag!

About Wag! – Wag.co

Wag! strives to be the #1 app for pet parents, offering access to 5-star dog walking, pet sitting, expert pet advice, and training from local pet caregivers nationwide. Wag!'s community of over 350,000 pet caregivers are pet people, and it shows. Making pet parents happy is what Wag! does best. With safety and happiness at the forefront, pet caregivers with Wag! have a trusted record of experience with over 11 million pet care services and over $300 million total bookings across all 50 states, resulting in more than 96% of services earning 5 stars

Business Combination Transaction

On February 3, 2021, Wag! announced its entry into a defnitive business combination agreement with CHW Acquisition Corporation (Nasdaq: CHWA). Upon the closing of the business combination, which is expected in the second quarter of 2022, the combined company will be named Wag! Group Co and will become a publicly traded company in the U.S.

Additional Information and Where to Find It

In connection with the proposed business combination, CHW will fle a registration statement on Form S-4 (the "Form S-4") with the Securities and Exchange Commission (the "SEC"). The Form S-4 will include a proxy statement of CHW and a prospectus of Wag!, referred to as a proxy statement/prospectus. The proxy statement/prospectus will be sent to all CHW shareholders. Additionally, CHW will fle other relevant materials with the SEC in connection with the proposed business combination. Copies of the Form S-4, the proxy statement/prospectus and all other relevant materials fled or that will be fled with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. Before making any voting or investment decision, investors and security holders of CHW are urged to read the Form S-4, the proxy statement/prospectus and all other relevant materials fled or that will be fled with the SEC in connection with the proposed business combination because they will contain important information about the proposed business combination and the parties to the proposed business combination.

Participants in Solicitation

CHW, Wag! and their respective directors and executive offcers, under SEC rules, may be deemed to be participants in the solicitation of proxies of CHW's shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of CHW's directors and offcers in CHW's flings with the SEC, including CHW's initial public offering prospectus, which was fled with the SEC on August 30, 2021, CHW's subsequent quarterly reports on Form 10-Q and the Form S-4. To the extent that holdings of CHW's securities by CHW's insiders have changed from the amounts reported therein, any such changes have been or will be refected on Statements of Change in Ownership on Form 4 fled with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CHW's shareholders in connection with the business combination will be included in the proxy statement/prospectus relating to the proposed business combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This communication shall also not constitute an offer to sell or a solicitation of an offer to buy any securities of CHW or Wag!, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualifcation under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed business combination between CHW and Wag!. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predict," "potential," "continue," "strategy," "future," "opportunity," "would," "seem," "seek," "outlook" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identifed in this communication. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and they must not be relied on by an investor as, a guarantee, an assurance, a prediction or a defnitive statement of fact or probability. Actual events and circumstances are diffcult or impossible to predict and will differ from assumptions. These forward-looking statements include, without limitation, Wag!'s and CHW's expectations with respect to anticipated fnancial impacts of the proposed business combination, the satisfaction of closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of CHW's initial public offering prospectus and its subsequent quarterly reports on Form 10-Q. In addition, there will be risks and uncertainties described in the Form S-4 and other documents fled by CHW from time to time with the SEC. These flings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Many of these factors are outside Wag!'s and CHW's control and are diffcult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this communication, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against CHW or Wag! following the announcement of the proposed business combination; (2) the inability to complete the proposed business combination, including due to the inability to concurrently close the business combination and related transactions, including the private placement of common stock, borrowing under the term loan or due to failure to obtain approval of the shareholders of CHW; (3) the risk that the proposed business combination may not be completed by CHW's business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by CHW; (4) the failure to satisfy the conditions to the consummation of the proposed business combination, including the approval by the shareholders of CHW, the satisfaction of the minimum cash requirement following any redemptions by CHW's public shareholders and the receipt of certain governmental and regulatory approvals; (5) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the proposed business combination; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (7) volatility in the price of CHW's or Wag!'s securities; (8) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (9) the inability to recognize the anticipated benefts of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth proftably, maintain relationships with users and suppliers and retain key employees; (10) costs related to the proposed business combination; (11) changes in the applicable laws or regulations; (12) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (13) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Wag! operates; (14) the impact of the global COVID-19 pandemic; (15) the potential inability of Wag! to raise additional capital needed to pursue its business objectives or to achieve effciencies regarding other costs; (16) the enforceability of Wag!'s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (17) other risks and uncertainties described in CHW's initial public offering prospectus, its subsequent Quarterly Reports on Form 10-Q and the Form S-4. These risks and uncertainties may be amplifed by the COVID-19 pandemic, which has caused signifcant economic uncertainty. Wag! and CHW caution that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Neither Wag! nor CHW gives any assurance that Wag! or CHW will achieve its expectations. None of Wag! or CHW undertakes or accepts any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

SOURCE Wag!